FORM S-8
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                             PETER KIEWIT SONS', INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                            47-0210602
(State of incorporation)                                      (I.R.S. Employer
                                                           Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska                                                          68131
(Address of principal                                               (Zip code)
 executive offices)
                             PETER KIEWIT SONS', INC.
                             EMPLOYEE OWNERSHIP PLAN
                             (Full title of the plan)

                             Kenneth D. Gaskins, Esq.
                             Peter Kiewit Sons', Inc.
                                1000 Kiewit Plaza
                             Omaha, Nebraska   68131
                                  (402) 342-2052
                        (Name, address and telephone number
                               of agent for service)
_____________________________________________________________________________


                          Calculation of Registration Fee


                                      Proposed
                                      Maximum     Proposed
                         Amount       Offering    Maximum        Amount of
Title of Securities      to be        Price Per   Offering       Registration
to be Registered         Registered   Share       Price          Fee
_____________________________________________________________________________
Class C Construction     1,050,000    $21.90      $22,995,000    $7,933
& Mining Group             shares
Restricted Redeemable
Convertible Exchangeable
Common Stock, par value
$.0625 per share

Class D Diversified
Group Convertible        25,000        59.40        1,485,000       512
Exchangeable Common      shares
Stock, par value
$.0625 per share

                                                   Total         $8,445
_____________________________________________________________________________

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

     The information furnished to participants is not required to be filed with this registration statement.


                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 25, 1993.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 25, 1993.

     (c) Descriptions of the Company's Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") and Class D Diversified Group Convertible Exchangeable Common Stock ("Class
D Stock") contained in the Company's Registration Statement on Amendment
No. 1 to Form S-4 filed November 4, 1991 (SEC File No. 33-43519).

All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Class C Stock

     The description of this class of securities is incorporated by reference. See Item 3(c) above. Of the 1,050,000 shares of Class C stock being registered, approximately 12,594 shares are reserve for conversion of $455,000 of Convertible Debentures issued in 1989. The 1989 Convertible Debentures were described in the Company's Registration Statement on Form S-8 filed July 11, 1989 (SEC File No. 33-29904). At the time of issuance, each 1989 Debenture provided for conversion during October 1994 into a fixed number of shares of the Company's Class C Common Stock, equal to the face amount of the debenture divided by the 1989 formula price per share of Class C Common Stock. The terms of the Debentures provide that an equivalent number of shares are to issued if the Company's securities are changed because of merger, recapitalization, or similar events. As described in the Company's Registration Statement on Amendment No. 1 to Form S-4 filed November 4, 1991 (SEC File No. 33-43519), the Company has reclassified its common stock. Each share of old Class C Common Stock was exchanged on

January 8, 1992 for one share of new Class C Stock and one share of new Class D Stock. The 1989 Convertible Debentures, which had been convertible into a fixed number of shares of old Class C Common Stock, are now convertible into the same number of shares of new Class C Stock and an equal number of shares of new Class D Stock.

Class D Stock

     The description of this class of securities is incorporated by reference. See Item 3(c) above. Of the 25,000 shares being registered, approximately 12,594 shares of Class D Stock are reserved for conversion of $455,000 of Convertible Debentures issued in 1989. See the explanation in the preceding paragraph.


Item 5.  Interests of Named Experts and Counsel

     The legality of the securities offered by this Prospectus have been passed upon for the Company by Kenneth D. Gaskins. Mr. Gaskins, Corporate Counsel, is an employee of the Company. Mr. Gaskins owns shares of the Company's Class C and Class D Stock and may be offered the opportunity to purchase additional securities in this offering.


Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities. The Company does maintain such insurance.


Item 7.  Exemption from Registration Claimed

     No restricted securities are to be reoffered or resold pursuant to this registration statement.


Item 8.  Exhibits

     Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number         Description

4.1 Certificate of Incorporation (Exhibit 3.1 to the Company's Annual Report on Form 10-K for 1991).

4.2 By-laws (Exhibit 3.4 to the Company's Annual Report on Form 10-K for 1992).

4.4            Form of Stock Repurchase Agreement for Employee
               Stockholders (Exhibit 2.1 to the Company's
               Registration Statement on Form 8-A filed February
               20, 1992).

5 Opinion of Kenneth D. Gaskins, Esq., with respect to legality of securities being registered.

23.1           Consent of Coopers & Lybrand.

23.2           Consent of Counsel (included in Exhibit 5).


Item 9.  Undertakings

     (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) The undersigned registrant hereby undertakes to deliver, or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     (e) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the ________ day of __________________, 1994.

                                        PETER KIEWIT SONS', INC.


                                        By:/s/ Robert E. Julian
                                        _____________________________________
                                        Robert E. Julian
                                        Executive Vice President -
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the ________ day of ___________________, 1994.

                                      Chairman of the Board
                                      and President (principal
/s/ Walter Scott, Jr.                 executive officer)
________________________________
Walter Scott, Jr.
                                      Director, Executive Vice
                                      President-Chief Financial
/s/ Robert E. Julian                  Officer (principal financial
________________________________      officer)
Robert E. Julian

                                      Vice President and
/s/ Frank V. Yelick                   Controller (principal
________________________________      accounting officer)
Frank V. Yelick


________________________________       ______________________________________
John Bahen, Director                   Charles M. Harper, Director

/s/ Richard L. Coyne                   /s/ Richard R. Jaros
________________________________       ______________________________________
Richard L. Coyne, Director             Richard R. Jaros, Director

/s/ James Q. Crowe                     /s/ Leonard W. Kearney
________________________________       ______________________________________
James Q. Crowe, Director               Leonard W. Kearney, Director

________________________________       ______________________________________
Robert B. Daugherty, Director          Peter Kiewit, Jr., Director

/s/ Richard Geary                      /s/ Kenneth E. Stinson
________________________________       ______________________________________
Richard Geary, Director                Kenneth E. Stinson, Director

/s/ William L. Grewcock                /s/ George B. Toll, Jr.
________________________________       ______________________________________
William L. Grewcock, Director          George B. Toll, Jr.,Director

                             PETER KIEWIT SONS', INC.

                                INDEX TO EXHIBITS


Exhibit
No.                 Description of Exhibit

5                   Legal opinion of Kenneth D. Gaskins, Esq.

23.1                Consent of Coopers & Lybrand